Exhibit 99.1

SCHEDULE A

Sun Mackie, LLC

Set forth below is the name and business address of each manager of Sun Mackie.  Each such person is a citizen of the United States of America.

Name	Title	Address

Marc J. Leder	Co-CEO	5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486

Rodger R. Krouse	Co-CEO	5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486

Sun Capital Partners, LLC

Set forth below is the name and business address of each manager of Sun Partners LLC.  Each such person is a citizen of the United States of America.

Name	Title	Address

Marc J. Leder	Co-CEO	5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486

Rodger R. Krouse	Co-CEO	5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486

Sun Capital Partners III, LLC

Set forth below is the name and business address of each manager of Sun Partners III LLC.  Each such person is a citizen of the United States of America.

Name	Title	Address

Marc J. Leder	Co-CEO	5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486

Rodger R. Krouse	Co-CEO	5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486